UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2013

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue Way, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 873-0640
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On April 11, 2013, MOD-PAC CORP. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Rosalia Capital LLC, a Delaware limited liability company (“Parent”), and Mandan Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  Parent was formed by the Company’s Chairman, Kevin T. Keane, and the Company’s President and Chief Executive Officer, Daniel G. Keane.  Messrs. Kevin T. Keane and Daniel G. Keane and their associates and affiliates (the “Buyer Group”) are the beneficial holders of approximately 18.7% of the Company’s outstanding Common Stock and approximately 51.9% of the Company’s Class B Stock, representing approximately 41.0% of the aggregate voting power of the Company.

At the effective time of the Merger, each share of the Company’s Common Stock and Class B Stock (other than shares owned by the Company and the Buyer Group) will be converted into the right to receive $8.40 per share in cash, without interest and subject to any withholding taxes (the “Merger Consideration”), and Merger Sub will merge with and into the Company, with the Company surviving the merger as a subsidiary of Parent (the “Merger”).

A special committee consisting of independent members of the board of directors of the Company (the “Special Committee”), based in part on a fairness opinion issued to it by its financial advisor, Western Reserve Partners LLC, unanimously determined that the Merger Agreement and the Merger were fair to and in the best interests of the Company and its public shareholders, and recommended that the Company’s Board of Directors approve the Merger and the Merger Agreement, and that the Company’s shareholders vote for the adoption of the Merger Agreement and approval of the Merger.  Based on such recommendation of the Special Committee, the Company’s Board of Directors approved the Merger and the Merger Agreement, with Mr. Kevin T. Keane and Mr. Daniel G. Keane abstaining.

In connection with the Merger, Merger Sub has entered into a commitment letter, dated April 8, 2013, with M&T Bank (the “Commitment Letter”) providing for borrowing by the Company and Merger Sub of up to $22,000,000 of funding for the Merger through a combination of a $6,000,000 revolving credit facility and a $16,000,000 million term loan facility.  This summary of the Commitment Letter does not purport to be complete and is qualified in its entirety by the Commitment Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the execution of the Merger Agreement, the Family Shareholders (as defined in the Merger Agreement) entered into a Rollover Agreement, dated as of the date of the Merger Agreement, with LeCaron Enterprises Corp., a Delaware corporation (“Family Corp”) (the “Rollover Agreement”), in which each of the Family Shareholders agreed, subject to the terms and conditions set forth therein, to (i) convert all of the shares of the Company’s Class B Stock owned by them to shares of Common Stock on a one-to-one basis pursuant to the terms of the Company’s Certificate of Incorporation and (ii) then assign, transfer, convey and deliver all of the shares of the Company’s Common Stock (including those shares issued upon conversion of the Class B Stock) owned by such parties (collectively, the “Family Shares”) to Family Corp in exchange for equity interests in Family Corp, immediately prior to the effective time of the Merger. In addition to the Rollover Agreement, Family Corp entered into a Contribution Agreement, dated as of the date of the Merger Agreement, with Parent, pursuant to which Family Corp agreed to contribute the Family Shares to Parent immediately prior to the effective time of the Merger.  The foregoing summary of the Rollover Agreement does not purport to be complete and is qualified in its entirety by the Rollover Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

In addition, Mr. Daniel G. Keane entered into a Limited Guarantee with the Company, dated as of the date of the Merger Agreement (the “Limited Guarantee”).  Under the Limited Guarantee, Mr. Daniel G. Keane guaranteed the obligation of Parent and Merger Sub under the Merger Agreement to reimburse the Company’s expenses up to a maximum amount of $500,000.  This summary of the Limited Guarantee does not purport to be complete and is qualified in its entirety by the Limited Guarantee, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Shareholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholders meeting that will be held on a date to be announced.  The closing of the Merger is subject to a non-waiveable condition that the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of all outstanding shares of the Company’s Common Stock and Class B Stock held by stockholders other than the Buyer Group.

In connection with the execution of the Merger Agreement, the Company and the Family Shareholders entered into a Voting Agreement, dated the date of the Merger Agreement (the “Voting Agreement”), in which each Family Shareholder agreed, subject to the terms and conditions set forth therein, to vote the Family Shares in favor of the Merger Agreement and the transactions contemplated thereby.  The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by the Voting Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Each party’s obligation to consummate the Merger is also subject to certain other conditions, including the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain qualifiers, as applicable) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects.  Parent’s obligation to close is also conditioned on there not having occurred a Material Adverse Effect (as defined in the Merger Agreement) at the Company.

The Company may not solicit other proposals or, subject to exceptions that permit the Company’s Board of Directors (or the Special Committee) to furnish information under certain circumstances, participate in any discussions or negotiations in response to unsolicited proposals for alternative business combination transactions.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that upon the termination of the Agreement under certain circumstances, the Company will be required to reimburse Parent for its transaction expenses. In addition, under certain circumstances, Parent will be required to reimburse the Company for its transaction expenses.

On April 11, 2013, the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing description of the Merger Agreement attached hereto as Exhibit 2.1 and the other exhibits furnished herewith to this Current Report on Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”).  In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates.  The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub, which were made only for purposes of that agreement and as of specified dates.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  Moreover, the description of the Merger Agreement and the other agreements described above do not purport to describe all of the terms of such agreements, and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transaction, the Company will file a proxy statement with the SEC. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to MOD-PAC Corp., 1801 Elmwood Avenue, Buffalo, NY, 14207 or from the Company’s website at www.modpac.com.

The Company and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders that will occur in connection with the transaction.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in the Company’s proxy statements and its Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, by directing a request to the Company at the address above, or at www.modpac.com.

Item 9.01             Financial Statements and Exhibits

(d)

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 11 2013, by and among Rosalia Capital LLC, Mandan Acquisition Corp. and MOD-PAC Corp.

10.1	Commitment Letter, dated April 8, 2013, by and between M&T Bank and Mandan Acquisition Corp.

10.2	Rollover Agreement, dated as of April 11, 2013, by and among Kevin T. Keane, Daniel G. Keane and LeCaron Enterprises Corp.

10.3	Limited Guarantee, dated as of April 11, 2013, by and between Daniel G. Keane and the Company.

10.4	Voting Agreement, dated as of April 11, by and among the Company and the shareholders of the Company signatory thereto.

99.1	Press Release, dated April 11, 2013

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This document contains statements that are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations or beliefs about future events.  These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors.  These include uncertainties regarding whether an acquisition of the Company will be consummated upon the terms contemplated by the merger agreement or at all, whether financing will be available on acceptable terms or at all, whether the Company’s shareholders will approve the transaction and whether the other conditions to consummate the transaction will be satisfied.  Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including its annual report on Form 10-K for the year ended December 31, 2012.  The shareholders of the Company and other readers are cautioned not to put undue reliance on any forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date:	April 15, 2013	By:	/s/ David B. Lupp
David B. Lupp
Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)